UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2015

FULL HOUSE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4670 S. Fort Apache Road, Suite 190 Las Vegas, Nevada	89147
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 221-7800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On September 28, 2015 and effective as of September 21, 2015, Full House Resorts, Inc. (the “Company”), on behalf of its wholly-owned subsidiary Gaming Entertainment (Indiana) LLC, entered into a settlement agreement to resolve the Company's appeal of its real property tax assessments in Ohio County, Indiana for the tax years 2011 through 2014 with respect to the Rising Star Casino.

Under the terms of the settlement agreement entered into with the Ohio County Assessor, the Ohio County Treasurer, the Ohio County Auditor (collectively, the "Ohio County Parties") and HGMI Gaming, Inc. on behalf of HCCC Corporation (the Rising Star Casino's former owner), Ohio County will pay the Company a tax refund of $1,352,937 within 90 days. Upon its receipt of the tax refund, the Company will dismiss its appeals pending before the Ohio County Property Tax Assessment Board of Appeals. In addition, the Company and the Ohio County Parties have agreed to a final determination of the Company's real property tax assessment for the tax year 2015 and to certain parameters affecting the calculation of the real property assessment for the tax years 2016 and 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: September 29, 2015	/s/ Lewis A. Fanger
Lewis A. Fanger, Senior Vice President, Chief Financial Officer & Treasurer